Exhibit 99.1

Celldex Reports Fourth Quarter and Fiscal 2008 Financial Results

- Conference Call Friday, February 27, at 9:00 a.m. Eastern Time -

NEEDHAM, Mass.--(BUSINESS WIRE)--February 27, 2009--Celldex Therapeutics, Inc. (NASDAQ: CLDX) today reported financial results for the fourth quarter and year ended December 31, 2008. Celldex reported a net loss of $7.5 million, or $0.47 per share, for the fourth quarter of 2008 compared to a net loss of $4.2 million, or $0.51 per share, for the fourth quarter of 2007. For the year ended December 31, 2008, Celldex reported a net loss of $47.5 million, or $3.34 per share, compared to a net loss of $15.1 million, or $1.81 per share, for the year ended December 31, 2007. On March 7, 2008, privately-held Celldex Therapeutics, Inc. completed its merger with a wholly-owned subsidiary of AVANT Immunotherapeutics and, effective October 1, 2008, AVANT changed its name to Celldex Therapeutics, Inc.

The 2007 financial results reflect the activities of pre-merger, privately-held Celldex only. As discussed in further detail later in this release, the change in net loss between the three-month periods was primarily due to increased operating expenses as a result of the merger of AVANT and Celldex, offset by increased revenues, investment and other income. The increase in net loss between fiscal years reflects increased operating expenses for the combined companies and non-cash charges of $19.6 million, or $1.38 per share, relating to $14.8 million of purchased in-process research and development and $4.8 million of stock-based compensation expense.

At December 31, 2008, Celldex reported cash and cash equivalents of $44.3 million. This amount includes a $10.0 million milestone payment received during the fourth quarter from Paul Capital Healthcare upon GlaxoSmithKline’s U.S. launch of Rotarix®. The Company believes that its cash and cash equivalents and expected sources of revenue will be sufficient to meet estimated working capital requirements and fund operations through 2010.

“We believe our Precision Targeted Immunotherapy platform has the ability to open a new era in immunotherapy and potentially address a number of difficult-to-treat diseases,” said Anthony S. Marucci, Celldex’s President and Chief Executive Officer. “To this end, in 2008, we made significant progress advancing this platform and our pipeline, including entering into a substantial partnership with Pfizer and completing multiple strategic licensing arrangements to access synergistic technologies to enhance our core technology. At the same time we sold or out-licensed non-core assets to narrow our strategic focus. In 2009, we remain focused on advancing our ongoing clinical trials in glioblastoma multiforme (GBM) and in breast, colorectal, pancreatic, ovarian and bladder cancers and will move additional candidates from our Precision Targeted Immunotherapy Pipeline into clinical trials in the third quarter. Likewise, the strength of our cash position allows us to continue to explore in-licensing and business development opportunities that we believe support the discovery, development and commercialization of targeted immunotherapies.”

Fourth quarter and recent highlights:

  Amended the ongoing ACT III clinical trial for CDX-110 in patients with newly diagnosed GBM to convert the study to a single-arm Phase 2 clinical trial in which all patients receive the study medication in combination with the current standard of care, temozolomide. ACT III will continue to enroll to approximately 60 patients. The Company’s decision to amend was based on the observation that the majority of patients randomized to the control (temozolomide alone) arm withdrew after learning they were not on the active arm of this open-label study.
  Announced initial results from multi-center Phase 1 clinical trials of its cancer vaccine candidate, CDX-1307, combined with GM-CSF in patients with advanced breast, lung, bladder or pancreatic cancers. Based on the safety and immunogenicity seen in these dose escalation studies, the Company intends to initiate a Phase 2 clinical trial of CDX-1307 in combination with selected TLR agonists in the second half of 2009.
  Entered into a license agreement with the University of Southampton, U.K., to develop human antibodies towards CD27, a potentially important target for immunotherapy of various cancers.
  Received a $10.0 million milestone payment from Paul Capital Healthcare on October 1, 2008, triggered by GlaxoSmithKline’s U.S. market launch of Rotarix®.
  Divested non-core assets—entered into a worldwide fee- and royalty-bearing exclusive license and development agreement with Vaccine Technologies, Inc. (VTI) to develop and commercialize Celldex's CholeraGarde® and ETEC vaccine programs and sold our poultry vaccines business.

Further Financial Highlights

The net loss of $7.5 million for the fourth quarter of 2008 increased $3.2 million when compared to the net loss for the same period in 2007. The 2008 net loss reflected an increase in operating expenses, which includes the combined operations of AVANT and Celldex post-merger, offset in part by an increase in revenues and an increase in investment and other income when compared to 2007. Research and development (R&D) expenses in the fourth quarter of 2008 increased by $6.0 million compared to R&D expenses in 2007 due primarily to increased personnel-related expenses, royalty and license fee expenses, clinical trials costs for CDX-110 and CDX-1307 and facility-related costs. General and administrative (G&A) expenses of $2.9 million in 2008 approximated G&A expense of $3.0 million in the fourth quarter of 2007.

The twelve-month results for 2008 reflect an increase of $32.4 million in net loss compared to the same period in 2007. The increase in net loss reflects an increase in operating expenses due primarily to the combined operating expenses of the two companies from March 8 to December 31, 2008, and includes non-cash charges of $14.8 million for purchased in-process R&D and $1.6 million and $3.2 million for stock-based compensation expense in R&D and G&A expense, respectively. The increase in operating expenses also resulted from higher G&A expenses, which is primarily due to increases in personnel-related expenses and professional services costs for the combined companies. The increase in net loss was offset in part by an increase in investment and other income.

Revenues for 2008 increased by $6.0 million compared with revenues for 2007. The increase in product development and licensing revenue in 2008 primarily reflects recognition of $2.9 million in Pfizer deferred revenue related to CDX-110 in 2008. The decrease in contracts and grants revenue in 2008 compared to 2007 primarily reflects reduced levels of vaccine development work billable to Rockefeller University between periods. In 2008, Celldex also recognized $3.0 million in product royalty revenue related to offsetting royalty expense payable to Cincinnati Children’s Hospital. There was no product royalty revenue in 2007.

Important Information Related to Celldex’s Financial Results

On March 7, 2008, the Company completed the merger of its wholly-owned subsidiary with privately-held Celldex Therapeutics, Inc. In connection with the merger, the Company’s board of directors approved a 1-for-12 reverse stock split of its common stock, which became effective on March 7, 2008. As of December 31, 2008, the Company had approximately 15.8 million shares outstanding. Effective October 1, 2008, the Company changed its name to Celldex Therapeutics, Inc.

The merger was accounted for using the purchase method of accounting and was treated as an acquisition by Celldex of AVANT with Celldex being considered the accounting acquirer even though AVANT was the issuer of common stock and surviving legal entity in the transaction. Because Celldex was determined to be the acquirer for accounting purposes, the historical financial statements of Celldex became the historical financial statements of the Company. Accordingly, the financial statements of the Company prior to the merger reflect the financial position, results of operations and cash flows of pre-merger, privately-held Celldex only. Following the merger, the financial statements for the current three- and twelve-month periods reflect the financial position, results of operation and cash flows of Celldex for the three- and twelve-month periods ended December 31, 2008 combined with the results of operations of AVANT beginning March 8, 2008. Accordingly, the attached financial information reflects the financial condition, results of operations and liquidity of the Company at December 31, 2008 and historically of pre-merger Celldex on a stand-alone basis for all periods prior to March 8, 2008. The financial condition, results of operations and liquidity of the Company as of December 31, 2008 and 2007 may not be indicative of the Company’s future performance or reflect what the Company’s financial conditions, results of operations and liquidity would have been had the merger been consummated as of January 1 of each respective year or had the Company operated as a separate, stand-alone entity during the periods presented.

Webcast and Conference Call

Celldex will host a conference call and live audio webcast at 9:00 AM ET on Friday, February 27, 2009, to discuss Celldex’s fourth quarter and twelve month 2008 financial results. To access the conference call, dial 888-713-4213 (within the U.S.), or 617-213-4865 (if calling from outside the U.S.). The passcode for participants is 46614188. An audio replay will be available approximately two hours after the call for approximately one week and can be accessed by dialing 888-286-8010 (within the U.S.), or 617-801-6888 (if calling from outside the U.S.). The passcode I.D. number is 52405186. The replay will also be broadcast via the Company’s website, www.celldextherapeutics.com, after the live call. Additionally, a copy of this press release is available by contacting Investor Relations at 781-433-0771.

About Celldex Therapeutics, Inc.

Celldex Therapeutics is an integrated biopharmaceutical company that applies its comprehensive Precision Targeted Immunotherapy Platform to generate a pipeline of candidates to treat cancer and other difficult-to-treat diseases. Celldex’s immunotherapy platform includes a complementary portfolio of monoclonal antibodies, antibody-targeted vaccines and immunomodulators to create novel disease-specific drug candidates. For more information, please visit http://www.celldextherapeutics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that are subject to a variety of risks and uncertainties and reflect Celldex’s current views with respect to future events and financial performance. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to: our ability to raise sufficient capital on terms acceptable to us, or at all; our ability to adopt our APC Targeting TechnologyTM to develop new, safe and effective vaccines against oncology and infectious disease indications; our ability to adapt our vectoring systems to develop new, safe and effective orally administered vaccines against disease causing agents; our ability to successfully complete product research and further development, including animal, preclinical and clinical studies, and commercialization of CDX-110, CDX-1307, Ty800, CDX-1135 (formerly TP10), and other products and the growth of the markets for those product candidates; the cost, timing, scope and results of ongoing safety and efficacy trials of CDX-110, CDX-1307, Ty800, CDX-1135 (formerly TP10), and other preclinical and clinical testing; the ability to negotiate strategic partnerships or other disposition transactions for our non-core programs, including CETi; our ability to manage multiple clinical trials for a variety of product candidates at different stages of development; the strategies and business plans of our partners, such as Pfizer's plans for CDX-110, GlaxoSmithKline’s plans with respect to Rotarix® and Vaccine Technologies’ plans concerning the CholeraGarde® (Peru-15) and ETEC E. coli vaccines, which are not within our control, and our ability to maintain strong, mutually beneficial relationships with those partners; our ability to develop technological capabilities and expand our focus to broader markets for vaccines; the availability, cost, delivery and quality of clinical and commercial grade materials produced our own manufacturing facility or supplied by contract manufacturers and partners; the timing, cost and uncertainty of obtaining regulatory approvals for product candidates; our ability to develop and commercialize products before competitors that are superior to the alternatives developed by such competitors; the validity of our patents and our ability to avoid intellectual property litigation, which can be costly and divert management time and attention; and the other factors listed under “Risk Factors” in our annual report on Form 10-K.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

-table follows-

CELLDEX THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS	Quarter Ended		Year Ended
OF OPERATIONS DATA	December 31,		December 31,
	2008	2007	2008	2007

REVENUE
Product Development and
Licensing Agreements	$1,480,147	$116,539	$3,715,957	$466,156
Contracts and Grants	113,978	266,855	533,182	939,436
Product Royalties	1,394,237	-	3,206,368	-

Total Revenue	2,988,362	383,394	7,455,507	1,405,592

OPERATING EXPENSE
Research and Development	7,603,836	1,621,518	26,347,189	9,891,709
General and Administrative	2,921,925	3,021,487	14,747,392	6,905,487
Charge for Purchased In-Process
Research and Development	-	-	14,755,908	-
Amortization of Acquired Intangible Assets	103,974	29,233	361,006	116,932

Total Operating Expense	10,629,735	4,672,238	56,211,495	16,914,128

Operating Loss	(7,641,373)	(4,288,844)	(48,755,988)	(15,508,536)

Investment and Other Income, Net	188,152	60,352	1,255,417	435,486

Net Loss	$(7,453,221)	$(4,228,492)	$(47,500,571)	$(15,073,050)

Basic and Diluted Net Loss per
Common Share	$(0.47)	$(0.51)	$(3.34)	$(1.81)
Weighted Average Common
Shares Outstanding	15,772,922	8,309,420	14,217,388	8,309,420

CONDENSED CONSOLIDATED
BALANCE SHEETS			December 31,	December 31,
			2008	2007

ASSETS
Cash and Cash Equivalents			$44,257,286	$4,909,530
Other Current Assets			2,819,158	788,843
Property and Equipment, net			13,567,180	1,918,036
Intangible and Other Assets, net			9,149,611	1,758,096
Total Assets			$69,793,235	$9,374,505

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities			$14,101,586	$10,136,441
Long-Term Liabilities			37,557,970	369,961
Stockholders' Equity (Deficit)			18,133,679	(1,131,897)
Total Liabilities and Stockholders' Equity (Deficit)			$69,793,235	$9,374,505

CONTACT:
Celldex Therapeutics, Inc.
Anthony S. Marucci, 781-433-0771
President and CEO
or
Celldex Therapeutics, Inc.
Avery W. Catlin, 781-433-0771
Chief Financial Officer
IR@celldextherapeutics.com
or
For Media:
BMC Communications Group
Dan Budwick, 973-271-6085
dbudwick@bmccommunications.com